Exhibit 99.1

Avago Technologies Limited to Acquire PLX Technology, Inc. for $6.50 per Share in Cash

•	PLX PCI Express products complement Avago’s server storage connectivity and networking ASIC products serving enterprise and data center

•	Immediately accretive to Avago’s EPS, on a non-GAAP basis

SUNNYVALE, CA and SINGAPORE – June 23, 2014 – Avago Technologies Limited (NASDAQ: AVGO) and PLX Technology, Inc. (NASDAQ: PLXT) today announced that they have entered into a definitive agreement under which Avago will acquire PLX, a leader in PCI Express silicon and software connectivity solutions, in an all-cash transaction valued at approximately $309 million, or $293 million net of cash and debt acquired. Under the terms of the agreement, which was approved by the Boards of Directors of both companies, a subsidiary of Avago will commence a tender offer for all of the outstanding shares of PLX common stock for $6.50 per share in cash. Avago expects to fund the transaction with cash available on its balance sheet.

“The core PLX PCIe silicon business fits very well with the Avago business model and broadens Avago’s portfolio serving the enterprise storage and networking end markets,” stated Hock Tan, President and Chief Executive Officer of Avago. “Following the closing of the transaction, we are excited to welcome the PLX team to Avago, and we are committed to continue to invest in the PLX PCI Express platform.”

“Once closed, this transaction will provide immediate value to our stockholders and offers new growth opportunities for our employees to develop leading-edge solutions for our customers,” said David Raun, President and Chief Executive Officer of PLX. “Following the closing of the transaction, we believe the combination with Avago is an excellent match for our leading PCI Express portfolio supporting next generation data center architectures.”

The transaction is expected to be immediately accretive to Avago’s non-GAAP earnings per share. Avago currently anticipates driving the PLX business model to a level consistent with Avago’s long term business model by the end of fiscal year 2015, the first full fiscal year after closing.

Potomac Capital Partners II, L.P., which is the largest stockholder of PLX, certain senior members of the PLX management team and all of the directors of PLX, collectively owning approximately 14.7% of shares outstanding on fully diluted basis have executed a Tender and Support Agreement in support of the transaction. Discovery Group I, LLC, the second largest stockholder of PLX, has informed PLX that it supports the transaction.

The transaction is subject to customary closing conditions, including the tender into the offer by PLX stockholders of shares representing at least a majority of the outstanding shares of PLX common stock on a fully diluted basis, and the receipt of relevant regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and relevant foreign antitrust laws. It is expected that the transaction will close in the fourth quarter of Avago’s fiscal year ending November 3, 2014.

About Avago Technologies Limited

Avago Technologies Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products and complex digital and mixed signal CMOS based devices. Avago’s product portfolio is extensive and includes thousands of products in four primary target markets: enterprise storage, wired infrastructure, wireless communications and industrial & other.

About PLX

PLX Technology (NASDAQ: PLXT) is the industry-leading global provider of semiconductor-based PCI Express connectivity solutions primarily targeting enterprise data center markets. The company develops innovative software-enriched silicon that enables product differentiation, reliable interoperability and superior performance. More information is available at www.plxtech.com.

Cautions Regarding Forward-Looking Statements

This announcement contains forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although Avago Technologies Limited (“Avago”) and PLX Technology (“PLX”) believe that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Avago, PLX or their respective businesses or operations.

Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that Avago may not receive sufficient number of shares tendered from PLX stockholders to complete the tender offer; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each of PLX and Avago to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of PLX or Avago; (5) the ability of PLX to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) Avago’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating PLX with Avago’s existing businesses; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in PLX’s and Avago’s respective most recent Quarterly Report on Form 10-Q, and PLX’s and Avago’s more recent reports filed with the SEC. PLX and Avago can give no assurance that the conditions to the transaction will be satisfied. Neither PLX nor Avago undertakes any intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. PLX is responsible for information in this press release concerning PLX and Avago is responsible for information in this press release concerning Avago.

Additional Information about the Transaction and Where to Find It

The tender offer described herein has not yet commenced. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through tender offer statement on Schedule TO, an offer to purchase, form of letter of transmittal and other documents relating to the tender offer (collectively, the “Tender Offer Materials”), each to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by Avago. In addition, PLX will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Avago and PLX expect to mail the Tender Offer Materials, as well as the Schedule 14D-9, to PLX stockholders. Any solicitation of offers to buy shares of PLX’s common stock will only be made pursuant to the Tender Offer Materials. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the merger agreement when they become available because these documents will contain important information relating to the tender offer and related transactions. Investors and security holders may obtain a free copy of these documents after they have been filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by Avago or PLX, at the SEC’s website at www.sec.gov. In addition, such materials will be available from Avago or PLX by directing any requests to investor relations at Avago or PLX at the applicable phone number or email address below.

A description of certain interests of the directors and executive officers of PLX is set forth in PLX’s Form 10-K/A, Amendment No. 1, in Part III thereof, which was filed with the SEC on April 29, 2014. A description of certain interests of the directors and executive officers of Avago is set forth in Avago’s proxy statement for its 2014 annual meeting, which was filed with the SEC on February 20, 2014. To the extent holdings of either company’s securities by their respective directors and certain officers have subsequently changed, such changes have been reflected on Forms 4 filed with the SEC.

Avago Contacts

Ashish Saran

Investor Relations

+1 408-435-7400

investor.relations@avagotech.com

PLX Contacts

Art Whipple

Investor Relations

+1-408-774-9060

investor-relations@plxtech.com

David Hurd

Sr. Director, Corporate Communication

+1-408-328-3594

dhurd@plxtech.com